SEQUA CORPORATION
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN II

FIRST AMENDMENT

THIS FIRST AMENDMENT is made by Sequa Corporation (the "Company") to the Sequa Corporation Supplemental Executive Retirement Plan II, As Amended and Restated Effective January 1, 2000 (the "Plan").

W I T N E S S E T H:

WHEREAS, the Company maintains the Plan; and

            WHEREAS, the Company has adopted a voluntary retirement incentive program, known as the Sequa Corporation Corporate Headquarters Voluntary Retirement Incentive Program for Employees (the "Program"), which contemplates that certain active employees of the Company employed in its New York, New York and Hackensack, New Jersey facilities may elect, between December 15, 2001 and January 31, 2002, to retire effective January 31, 2002; and

            WHEREAS, employees retiring under the Program who are participants in the Plan may (among other things) elect payment of any accrued benefit under the Plan, subject to the terms of the Plan and with the consent of the administrator of the Plan, in one lump sum or in five annual installments; and

WHEREAS, the Company desires to amend the Plan to modify the payment provisions of the Plan to reflect the applicable provisions of the Program; and

WHEREAS, the Company may amend the Plan pursuant to Section 7.1 thereof;

            NOW, THEREFORE, effective as of December 15, 2001, the Company hereby amends the Plan by adding a new Section 4.7 at the end of Article IV as set forth below. It is intended that the Plan, as amended from time to time, qualify as an unfunded plan, for the purposes of the Internal Revenue Code of 1986, as amended, and for the purposes of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees, within the meaning of ERISA Sections 201(2), 301(a)(3) and 401(a)(1).

4.7	Corporate Headquarters Voluntary Retirement Incentive Program for Employees.

Notwithstanding anything in this Article IV to the contrary, a Participant who satisfies each of the criteria set forth in this Section 4.7 may elect to receive the Actuarial Equivalent of his vested Accrued Benefit in either (1) one lump sum in cash as soon as administratively feasible following the Participant's retirement, or (2) in five annual installments commencing February 1, 2003 and payable to the Participant or, after the death of the Participant, to his Beneficiary. Such election shall be subject to the approval of the Administrative Committee of the Plan and to the consent of the Participant's Spouse in accordance with Section 4.3(b), where applicable, and shall be made prior to the year in which the Participant separates from service from all members of the Affiliated Group. A Participant satisfies this Section 4.7 if:

(a)

The Participant was an employee of the Company who, as of January 31, 2002, actively worked as a corporate headquarters employee for the Company at its New York, New York or Hackensack, New Jersey facilities;

(b)	The Participant was an active participant in the Sequa Retirement Plan as of January 31, 2002;

(c)	The Participant had, as of January 31, 2002, attained the age of sixty (60);

(d)	The Participant had, as of January 31, 2002, completed at least five (5) Years of Vesting Service, as defined in the Sequa Retirement Plan;

(e)

The Participant notified the Company of his intention to retire pursuant to the Sequa Corporation Corporate Headquarters Voluntary Retirement Incentive Program for Employees (the "Program"), a copy of which (with respect to employees who qualify as "highly compensated employees," within the meaning of Section 414(q) of the Code) is annexed here to as Exhibit 1, between December 15, 2001 and January 31, 2002, and in fact retired effective January 31, 2002 pursuant to the Program;

(f)

The Participant executed and submitted to the Company a waiver and release agreement in the form required under the Program on or after January 31, 2002 but on or before February 7, 2002, and did not revoke such agreement within the time permitted under the Program; and

(g)	The Participant submitted to the Company all necessary forms to commence benefit payments hereunder, including, without limitation, spousal consent and designation of Beneficiary.

IN WITNESS WHEREOF, this First Amendment to the Sequa Corporation Supplemental Executive Retirement Plan II, As Amended and Restated Effective January 1, 2000, is hereby executed on this 21st day of March, 2002.

SEQUA CORPORATION

By: _________________________
Jesse Battino Vice President Human Resources